CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Synerteck Incorporated
Salt Lake City, Utah

We consent to the use in this Registration Statement of Synerteck Incorporated on Form 10-SB, of our report dated February 17, 2004 of Synerteck Incorporated, for the years ended December 31, 2003 and 2002, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.

/s/ Bouwhuis, Morrill & Company
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Bouwhuis, Morrill & Company
Layton, Utah
May 4, 2004